Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our report dated January 29, 2024, with respect to the financial statements and financial highlights of NXG Cushing Midstream Energy Fund included in the Annual Report to Shareholders (Form N-CSR) for the year ended November 30, 2023, into this Registration Statement (Form N-2, File No. 333-273954), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

October 15, 2024